Ex. 99-(a)(6)

                              ARTICLES OF AMENDMENT

                 ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.



          AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by changing the designation of one of the Corporation's Portfolios to the designation listed below:


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              Designation                          New Designation
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       AllianceBernstein Global                  AllianceBernstein Global
        Technology Portfolio                    Thematic Growth Portfolio
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          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: This amendment to the charter of the Corporation will be effective on May 1, 2009, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

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          IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund,
Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and witnessed by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 9th day of March, 2009. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.



                                            ALLIANCEBERNSTEIN VARIABLE PRODUCTS
                                            SERIES FUND, INC.


                                            By: /s/ Robert M. Keith
                                                ------------------------
                                                    Robert M. Keith
                                                    President

WITNESS:

/s/ Stephen J. Laffey
---------------------
    Stephen J. Laffey
    Assistant Secretary